Exhibit 99.1
EBIX TO ACQUIRE ATLANTA BASED, LEADING HEALTH TECHNOLOGY SERVICES COMPANY A.D.A.M.
•	Combined Company will have a Powerful Health Information and Services Exchange for Employers, Benefits Brokers, Hospitals, Healthcare Organizations and Consumers
•	Ebix Expects the Merger to be Immediately Accretive and Generate 15 cents of Additional Diluted EPS in Year One
ATLANTA, GA — August 30, 2010 — Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance industry, today announced that it has signed a merger agreement with Atlanta based A.D.A.M., Inc. (NASDAQ: ADAM), a leading provider of health information and benefits technology solutions in the United States. Ebix will acquire A.D.A.M. on a debt-free basis for aggregate merger consideration of $66 million.
Under the terms of the merger agreement, unanimously approved by both Boards of Directors, A.D.A.M. shareholders will receive 0.3122 of Ebix common stock for each share of A.D.A.M. common stock in a tax-free reorganization, subject to certain adjustments specified in the merger agreement. The exchange ratio of 0.3122 is based on a $19.06 agreed value of Ebix common stock for purposes of the merger agreement. Upon the closing of the transaction, A.D.A.M. shareholders will own approximately 7 percent of the combined company.
Ebix Chairman of the Board, President & CEO Robin Raina said, “This is a move that accelerates our health insurance strategy and that we believe positions us to win by offering even greater value to our customers and partners. In addition to the strategic benefits of combining two highly complementary Atlanta based organizations and product families, we believe we can create substantial shareholder value through significant cost structure improvements and access to new growth opportunities. At a particularly challenging time for the health insurance industry, we believe that this combination vaults the combined company into a powerful role with respect to employers, brokers, carriers and health insurance organizations — together we expect to shape the health insurance industry for years to come.”
Robin added, “We expect the transaction to be accretive in the short and long term both. We expect the merger to deliver at least 15 cents in increased diluted EPS in the first 12 months after closing. This transaction will provide new cross selling opportunities on both sides while helping take A.D.A.M. services across the world. This deal is a strategic step forward to establish Ebix as a Health Information Exchange and is likely to be followed by other strategic steps in coming months and years.”

A.D.A.M. Chairman of the Board, Bob Cramer said, “We are excited to be merging the two companies to create a leading health information and services exchange player in the United States, at a critical time in the health industry. We believe that the combined operations will help our customers by bringing broader solutions to them, leveraging both companies’ commitment to world-class service levels, and because this will reduce the burden of public company costs incurred by Adam on a standalone basis. We believe the merger will allow for continuing investment in developing leading edge products in A.D.A.M.’s core markets.”
The consummation of the Merger is subject to the approval of A.D.A.M. shareholders, customary regulatory approval, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. The transaction is expected to close later this year.
Complementary Strengths and Synergies
The merger of Ebix and A.D.A.M. unites two Atlanta based software services companies with complementary services in the health information and insurance services sectors. Key business strengths of the combination include:
•	Health information exchange that puts the power of various consumer health products and over 18,000-search engine optimized assets to work on hospital websites across the world.
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End-to-end health and employee benefit software services on an SAAS based On-Demand Platform that integrates all functions ranging from benefit portals, enrollment, claims adjudication, accounting, broker systems, cobra, and hour-glass banking to the entire back end processing of a health insurance transaction.

•	Top rated, proven e-Learning solutions recognized for ease-of-use, flexibility and scalability.
•	A world-class service and support organization benefiting from the best practices and infrastructure investments of both companies.
•	A stronger presence in the health information and insurance markets utilizing Ebix’s international footprint.
•	Cross-selling opportunities to sell each other’s complementary services to existing clients of the two companies.
•	Both companies have strong recurring revenue streams, with the merger creating a combined Company with 75% plus recurring revenue streams.
•	Both companies are based in Atlanta, which should facilitate integration and make cost synergies even more achievable.
•	Substantial cost synergies given that A.D.A.M. will no longer incur costs as a public company.
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Other cost synergies on account of seamless tight integration across the companies is likely to result in the Combined Company adding 15 cents or more in additional diluted EPS over the 12 months after closing.

LMC Capital served as financial advisors to Ebix while Needham & Company, LLC served as the financial advisors to A.D.A.M., for the transaction.
About A.D.A.M., Inc.
A.D.A.M. (NASDAQ: ADAM) is a leading provider of consumer health information and benefits technology solutions to healthcare organizations, benefits brokers, employers, consumers, and educational institutions. A.D.A.M. health and benefits solutions engage consumers to better understand their health, wellness and benefits choices, and provide the tools to help them make personalized health and benefits decisions, while helping healthcare organizations and employers reduce the costs of healthcare and benefits administration. For more information, visit www.adam.com

About Ebix, Inc.
A leading international supplier of On-Demand software and E-commerce services to the insurance industry, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and BPO services to custom software development for all entities involved in the insurance industry.
With 30+ offices across Brazil, Singapore, Australia, the US, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. Ebix’s focus on quality has enabled it to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certifications for both its development and BPO units in India. For more information, visit the Company’s website at www.ebix.com.
Information Concerning Forward Looking Statements
In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Forward-looking statements relating to the proposed merger include, but are not limited to: statements about the benefits of the proposed merger involving Ebix and A.D.A.M., including future financial and operating results; Ebix’s and A.D.A.M.’s plans, objectives, expectations and intentions; the expected timing of completion of the transaction; and other statements relating to the merger that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements. With respect to the proposed merger, these factors include, but are not limited to: risks and uncertainties relating to the ability to obtain the requisite A.D.A.M. shareholder approvals; the risk that Ebix or A.D.A.M. may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could reduce the anticipated benefits from the merger or cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the length of time necessary to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; and the effect of future regulatory or legislative actions on the companies. These risks, as well as other risks associated with the merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the merger. Additional risks and uncertainties are identified in A.D.A.M.’s Form 10-K for the fiscal year ended December 31, 2009, Ebix’ Form 10-K for the fiscal year ended December 31, 2009 and each company’s other filings with the SEC which available at the SEC’s website at www.sec.gov. Forward-looking statements included in this release speak only as of the date of this release. Neither Ebix nor A.D.A.M. undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release.

Additional Information
SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. These documents will contain important information about the proposed transaction that should be read carefully before any decision is made with respect to the proposed transaction. These materials will be made available to the shareholders of A.D.A.M. at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov. In addition, such materials (and all other documents filed with the SEC) will be available free of charge at www.adam.com and www.ebix.com. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by A.D.A.M. or Ebix with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
Each company’s directors and executive officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding A.D.A.M.’s directors and officers can be found in its proxy statement filed with the SEC on April 8, 2010 and information regarding Ebix’ directors and officers can be found in its Annual Report on Form 10-K filed with the SEC on March 16, 2010. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
CONTACT:
Neil van Helden
678-242-2824 or neil.vanhelden@ebix.com
Aaron Tikkoo, IR
678 -281-2027 or atikkoo@ebix.com